Exhibit (10)b
                          KIMBERLY-CLARK  CORPORATION

                          EXECUTIVE  SEVERANCE  PLAN
                                      As
                             Amended and Restated
                              As of June 8, 2000


     1.     Preamble and Statement of Purpose.  The purpose of this Plan is to
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assure  the Corporation that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives of the Corporation notwithstanding the possibility, threat or occurrence of a bid to take over control of the Corporation.

     In the event the Corporation receives any proposal from a third person concerning a possible business combination with the Corporation, or acquisition of the Corporation's equity securities, the Board of Directors (the "Board") believes it imperative that the Corporation and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal.

     Should the Corporation receive any such proposals, in addition to their regular duties, such key executives may be called upon to assist in the assessment of proposals, advise management and the Board as to whether such proposals would be in the best interest of the Corporation and its stockholders, and to take such other actions as the Board might determine to be appropriate.

     2.     Definitions.  As used in this Plan, the following terms shall have
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the  following  respective  meanings:

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            (a)    Agreement:    An  Executive  Severance  Agreement  in
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substantially the form approved by the Board and attached hereto as Exhibit A.

            (b)    Cause:    The  term  "Cause"  shall  mean  any  of the
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following:
                       (i)       the commission by  he Participant of a felony;
                       (ii) the Participant's dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation; or
                       (iii) the refusal or failure by the Participant to act in accordance with any lawful directive or order of the Corporation, or an act or failure to act by the Participant which is in bad faith and which is detrimental to the Corporation.

            (c)    Change of Control:  A "Change of Control" shall be
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deemed to have  taken  place  if:  (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of Directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.

            (d)    Corporation:      Kimberly-Clark  Corporation.
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            (e)    Eligible Executive:  Those key executives of the
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Corporation and its Subsidiaries who are from time to time designated by the
Board as, or who pursuant to criteria established by the Board or its Compensation Committee are, eligible to receive an Agreement.

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            (f)    Good Reason:   Termination by the Participant for "Good
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Reason"  shall  mean the occurrence (without the Participant's express written consent) of any one of the following acts by the Corporation, or failures by the Corporation to act, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the Participant's termination date:

                       (i) the assignment to the Participant of any duties inconsistent with the Participant's status as a key executive officer of the corporation or a substantial adverse alteration in the nature or status of the Participant's responsibilities from those in effect immediately prior to the Change of Control other than such alteration primarily attributable to the fact that the Corporation may no longer be a public company;

                       (ii) a reduction by the Corporation of the Participant's annual base salary by five percent or more as in effect immediately prior to the Change of Control, except for across-the-board salary reductions similarly affecting all key executives of the Corporation;

                       (iii) the Corporation requiring the Participant to be based at a location more than 50 miles from the location of the Participant's office as of the date of the Change of Control except for required travel on the Corporation's business to an extent substantially consistent with the Participant's business travel obligations as of the date of the Change of Control;

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                       (iv)      the  failure of the Corporation to pay as soon
as administratively feasible, after notice from the Participant, any portion of the Participant's current compensation;

                       (v) the failure of the Corporation to continue in effect any compensation plan in which the Participant participates immediately prior to the Change of Control which is material to the Participant's total compensation, but including but not limited to the Corporation's stock option, incentive compensation, and bonus plans, or any substitute plans adopted prior to the Change of Control, unless an equitable arrangement (which is embodied in an ongoing substitute or alternative plan but which need not provide the Participant with equity-based incentives) has been made with respect to such plan, or the failure by the Corporation to continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the benefits provided to other participants; or
                       (vi) the failure by the Corporation to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Corporation's pension, life insurance, medical, health and accident, or disability plans in which the Participant was participating at the time of the Change of Control, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change of Control, or the failure by the Corporation to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change of Control.

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          The  Participant's  right  to terminate the Participant's employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

            (g)    Participant:  An Eligible Executive who is a party to an
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Agreement  which  has not been terminated in accordance with the terms of this
Plan prior to the time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control of the Corporation.

            (h)    Qualified Termination of Employment:  The termination of

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a Participant's employment with the Corporation and/or its Subsidiaries within the two (2) year period following a Change of Control of the Corporation for any reason (whether voluntary or involuntary) unless such termination is by reason of death or disability or, to the extent specifically provided in the Participant's Agreement, unless such termination is (i) by the Corporation for Cause or (ii) by the Participant without Good Reason. Subject to subparagraph 2(f), transfers of employment for administrative purposes among the Corporation and its Subsidiaries shall not be deemed a Qualified Termination of Employment.

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            (i)    Subsidiary:   Any domestic or foreign corporation at
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least twenty percent (20%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or by other Subsidiaries.

     3.     Participation.    Eligible Executives shall be proffered an
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Agreement and upon execution and delivery thereof by the Eligible Executive evidencing such Eligible Executive's agreement not to voluntarily leave the employ of the Corporation and its Subsidiaries and to continue to render services during the pendency of any threatened Change of Control of the
Corporation,  such  Eligible  Executive  shall  become  a  Participant.    A
Participant shall cease to be a Participant in the Plan when notified by the Board that it has determined that such Participant has ceased to be a key executive for purposes of this Plan or upon termination of employment with the Corporation or its Subsidiaries prior to a Change of Control in which case the Agreement shall terminate and be of no further force and effect, except that, no such determination that a Participant has ceased to be a key executive shall be made, and if made shall have no effect, during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control of the Corporation until, in the opinion of the Board, the third person has abandoned or terminated his efforts to effect a Change of Control. Any decision by the Board that the third person has abandoned or terminated his efforts to effect a Change of Control shall be conclusive and binding on the Participants.

     4.     Termination of Employment of Participants.  Nothing in this Plan
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shall be deemed to entitle a Participant to continued employment with the
Corporation and its Subsidiaries and the rights of the Corporation to terminate the employment of a Participant shall continue as fully as though this Plan were not in effect, provided that any Qualified Termination of Employment within two years following a Change of Control shall entitle the Participant to the benefits herein provided. In addition, nothing in this Plan shall be deemed to entitle a Participant under this Plan to any rights, or to payments under this Plan, with respect to any plan in which the Participant was not a participant prior to a Qualified Termination of Employment.

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     5.     Payments Upon Qualified Termination of Employment.  In the event of
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a Qualified  Termination  of Employment of a Participant, a lump sum cash payment or payments shall be made to such Participant as compensation for services rendered, in an amount or amounts (subject to any applicable payroll or other taxes required to be withheld) equal to the sum of the amounts specified in subparagraphs (i) through (vi) below, such payments to be made within 10 days following the last day of employment of the Participant with the Corporation except to the extent not yet calculable, in which case such portions shall be paid as soon as practicable following the ability to calculate the amount.

                       (i)       Salary Plus Incentive Compensation.  An amount
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equal to three times the sum of (a) the Participant's annual base salary at the rate in effect immediately prior to the Change of Control and (b) the maximum award payable to the Participant for the year in which the Change of Control occurred (or, if not then established, for the preceding year) under the Kimberly-Clark Corporation Management Achievement Award Program or any successor or additional plan;

                       (ii)      Equity  Participation Plan - Participation
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Shares.
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An amount  equal to the payment to which the Participant would have been entitled had all Participation Shares awarded to the Participant under the Kimberly-Clark Corporation 1992 Equity Participation Plan (or any successor or additional plan) and which had not matured as of the date of termination of employment and which will not mature as a result of the termination of employment, matured, such payment to be the higher of (a) the payment determined as though such award had matured and its book value at maturity been determined on the last day of the year preceding the Change of Control, or (b) the payment determined as though such award had matured and its book value at maturity been determined on the last day of the calendar quarter preceding the date of termination of the Participant's employment;

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                       (iii)     Equity Participation Plan - Option Shares.
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With respect to stock options granted to the Participant under the
Kimberly-Clark Corporation 1992 Equity Participation Plan (or any successor or additional plan) which are not exercisable on or after the date of the termination of the Participant's employment or, if exercisable, on the date of termination of employment, not thereafter exercised, an amount equal to the higher of the excess of (a) the value on the date preceding the Change of Control of all shares of common stock of the Corporation optioned to the Participant pursuant to such options, or (b) such value on the date of termination of employment, over the option price;

                       (iv)  Restricted Stock.  With respect to restricted
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stock granted to the Participant under the Kimberly-Clark Corporation 1999
Restricted Stock Plan (or any successor or additional plan) which are not vested on the date of the termination of the Participant's employment, an amount equal to the higher of (a) the value on the date preceding the Change of Control of an equivalent number of shares of common stock of the Corporation, or (b) such value on the date of termination of employment;

                       (v)    Incentive Investment Plan.  An amount equal to
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the excess of (a)  the  benefits under the Kimberly-Clark  orporation Salaried
Employees Incentive Investment Plan (or any successor or additional plan) to which the Participant would be entitled if he were fully vested in all of his benefits under the Plan at the date of termination of employment, over (b) the value of the benefits to which the Participant is actually entitled at the date of termination of employment; and

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                       (vi)  Retirement Contribution Plan. An amount equal to
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(a) the Participant's annual Retirement Contributions under the Kimberly-Clark
Corporation Retirement Contribution Plan (or any successor or additional plans) and the Kimberly-Clark Corporation Retirement Contribution Excess Benefit Program (or any successor or additional plans) (collectively the "Retirement Contribution Plan") to which the Participant would have been entitled if he had remained employed by the Corporation for an additional period of three years at the rate of annual compensation specified in subparagraph (i) of Paragraph 5 above except that the Management Achievement Award Program element shall be treated as earned for the year in which termination occurred and the two subsequent years and no award actually earned in, and paid for, the year in which termination occurred shall be considered, plus (b) the excess of (I) the benefits under the Retirement Contribution Plan to which the Participant would be entitled if he were fully vested in all of his benefits under the Retirement Contribution Plan at the date of termination of employment, over (II) the value of the benefits to which the Participant is actually entitled at the date of termination of employment.
                       (vii) Successor or Additional Stock Option, Stock
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Appreciation Right, Incentive  Compensation,  and  Bonus  Plan. An amount equal
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to the payment to which  the  Executive  would  have  been  entitled  had all amounts awarded or granted to the Executive, vested or matured, under any stock option, stock appreciation right, incentive compensation, and bonus plans which are adopted after the effective date of the Executive's Agreement and in which the Executive participates immediately prior to the Change of Control, which is material to the Executive's total compensation, but including any substitute plans adopted prior to the Change of Control, (or any successor or additional plan), which had not vested or matured as of the date of termination of employment and will not vest or mature as a result of the termination of the Executive's employment, such payment to be the higher of (a) the payment determined as though such award or grant had vested or matured on the day of the Change of Control, or (b) the payment determined as though such award or grant had vested or matured on the date of termination of the Executive's employment;

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     6.     Salaried Retirement Plan.  In the event of a Qualified Termination
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of  Employment,  a  Participant shall be paid a monthly retirement benefit, in addition to any benefits received under the Supplemental Benefit Plan to the Kimberly-Clark Corporation Salaried Employees' Retirement Plan (or any successor or additional plans) and the Second Supplemental Benefit Plan to the Kimberly-Clark Corporation Salaried Employees' Retirement Plan (or any successor or additional plans) (collectively the "Supplemental Plan") and the Kimberly-Clark Corporation Salaried Employees' Retirement Plan (or any successor or additional plans) (the "Salaried Retirement Plan"), such benefit to commence on the commencement of payment of benefits under the Salaried Retirement Plan, but not prior to three years following the date of Qualified Termination of Employment, such benefit to be in the form of a straight life annuity without level income option and in an amount equal to the excess of
(a) the benefits under the Salaried Retirement Plan and the Supplemental Plan to which the Participant would have been entitled in the form of a straight life annuity without level income option if such Participant had remained employed by the Corporation for an additional period of three years, at the rate of annual compensation specified in subparagraph (i) of Paragraph 5 above except that the Management Achievement Award Program element shall be treated as earned for the year in which termination occurred and the two subsequent years and no award actually earned in, and paid for, the year in which termination occurred shall be considered, over (b) the benefits to which the Participant would actually have been entitled under the Salaried Retirement Plan and the Supplemental Plan, had such benefit been paid in the form of a straight life annuity without level income option.

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     7.     Other Terms and Conditions.  The Agreement to be entered into
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pursuant  to  this  Plan  shall  contain  such  other  terms,  provisions  and conditions  not  inconsistent  with  this  Plan  as shall be determined by the
Board.    Where  appearing  in this Plan or the Agreement, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise.

     8.     Non-Assignability.  Each Participant's rights under this Plan
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shall  be  non-transferable  except  by  will  or  by  the laws of descent and distribution.

     9.     Unfunded  Plan.    The  Plan  shall be unfunded.  Neither the
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Corporation  nor  the Board shall be required to segregate any assets that may
at  any  time  be  represented  by  benefits  under  the  Plan.    Neither the
Corporation or the Board shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Corporation to any Participant with respect to any benefit shall be based solely upon any contractual obligations created by the Plan and the Agreement; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Corporation.

     10.    Certain  Reduction  of  Payments  by  the  Corporation.
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            (a)    For purposes of this paragraph 10, (i) a Payment shall mean any  payment  or  distribution  in  the  nature  of compensation to or for the

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benefit  of  a  Participant,  whether paid or payable pursuant to this Plan or otherwise; (ii) Separation Payment shall mean a Payment paid or payable pursuant to this Plan (disregarding this paragraph); (iii) Net After Tax Receipt shall mean the Present Value of a Payment net of all taxes imposed on an Participant with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under Section 1 of the Code which applied to the Participant's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the greatest aggregate amount of Separation Payments which (a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Participant were paid the sum of all Separation Payments.

            (b) Anything in this Agreement to the contrary notwithstanding, in the event Deloitte & Touche LLP or such other certified public accounting firm designated by the Participant (the "Accounting Firm") shall determine that receipt of all Payments would subject the Participant to tax under
Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a "Reduced Amount." If said firm determines that there is a Reduced Amount, the aggregate Separation Payments shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm with respect to this paragraph 10 shall be paid solely by the Corporation.

            (c) If Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Corporation shall promptly give the Participant notice to that effect and a copy of the detailed

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calculation  thereof,  and  the  Participant  may  then  elect,  in  his  sole discretion, which and how much of the Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount), and shall advise the
Corporation  in  writing  of  his  election  within ten days of his receipt of
notice.    If  no such election is made by the Participant within such ten-day period, the Corporation may elect which of such Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by Accounting
Firm under this paragraph shall be binding upon the Corporation and the Participant and shall be made within 60 days of a termination of employment of the Participant. As promptly as practicable following such determination, the Corporation shall pay to or distribute for the benefit of the Participant such Separation Payments as are then due to the Participant under this Plan and shall promptly pay to or distribute for the benefit of the Participant in the future such Separation Payments as become due to the Participant under this Plan.

             (d) While it is the intention of the Corporation to reduce the amounts payable or distributable to the Participants hereunder only if the aggregate Net After Tax Receipts to a Participant would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Corporation to or for the benefit of an Participant pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Corporation to or for the benefit of a Participant pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of

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the Reduced Amount hereunder.  In the event that Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant which Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such benefit of an Participant shall be treated for all purposes as a loan to the Participant which the Participant shall repay to the Corporation together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by a Participant to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

     11.    Termination and Amendment of this Plan.  The Board shall have
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power  at  any  time,  in  its discretion, to amend, abandon or terminate this
Plan, in whole or in part; except that no amendment, abandonment or termination shall impair or abridge the obligations of the Corporation under any Agreements previously entered into pursuant to this Plan.

     12.    Effective Date.  This amended and restated Plan shall become
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effective  on  June  8,  2000.